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                                                                    Exhibit 9(f)

                              THE BENCHMARK FUNDS


                         ADDENDUM NO. 5 TO THE REVISED
                    AND RESTATED TRANSFER AGENCY AGREEMENT
                    --------------------------------------

     This Addendum, dated as of the 27th day of January, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

     WHEREAS, the Trust and the Transfer Agent have entered into a Revised and Restated Transfer Agency Agreement dated as of January 8, 1993, Addendum No. 1 dated July 1, 1993, Addendum No. 2 dated March 25, 1994, Addendum No. 3 dated January 22, 1997 and Addendum No. 4 dated April 22, 1997 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed the Transfer Agent to act as transfer agent with respect to each Class of Units in the Diversified Assets Portfolio, Government Portfolio, Tax-Exempt Portfolio, Government Select Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio and International Equity Index Portfolio;

     WHEREAS, the Trust is establishing the Global Asset Portfolio (the "Portfolio"), and it desires to retain the Transfer Agent to render transfer agency and other services with respect to the Portfolio and each Class of Units within the Portfolio and the record and/or beneficial owners thereof, and the Transfer Agent is willing to render such services; and

     WHEREAS, the Trust is establishing two additional classes of units in each of the Diversified Assets Portfolio, the Government Portfolio, the Government Select Portfolio and the Tax-Exempt Portfolio (collectively, the "Money Market Portfolios"), currently known as the Service Class and the Premium Class (the "New Classes"), and the Trust desires to retain the Transfer Agent to render transfer agency and other services with respect to the New Classes and the record and/or beneficial owners of Units of the New Classes, and the Transfer Agent is willing to render such services;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Appointment. The Trust hereby appoints the Transfer Agent as transfer agent with respect to the Portfolio and each Class of Units thereof and with respect to the New Classes of the Money Market Portfolio on the terms and for the periods set forth in the Transfer Agency

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          Agreement. The Transfer Agent hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Transfer Agency Agreement for the compensation therein provided.

     2. Compensation with Respect to the New Classes of the Money Market Portfolios. For the services provided and the expenses assumed by Northern in respect of each New Class, the Trust will pay Northern transfer agency fees at the rate currently applicable to the initial class of Units in the Money Market Portfolios, provided that such fees shall be subject to the annual adjustments contemplated under Section 6(b) of the Transfer Agency Agreement.

     3. Capitalized Terms. From and after the date hereof, the term "Current Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio, International Equity Index Portfolio and Global Asset Portfolio; and the term "Non-Money Market Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio, International Equity Index Portfolio and Global Asset Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

     4. Miscellaneous. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

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     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                         THE BENCHMARK FUNDS


Attest:                                  By:/s/ Nancy L. Mucker
       ---------------------------          ---------------------------
                                         Name:  Nancy L. Mucker
                                         Title: Vice President


                                         THE NORTHERN TRUST COMPANY



Attest:                                  By:/s/ Thomas L. Mallman
       ---------------------------          ---------------------------
                                         Name:  Thomas L. Mallman
[SEAL]                                   Title: Senior Vice President

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